Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Bowater Incorporated:
We consent to the incorporation by reference in the following registration statements of Bowater Incorporated of our reports dated March 1, 2007, with respect to the consolidated balance sheets of Bowater Incorporated and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Bowater Incorporated:

Filing Date or
Form S-1			Last Amendment

No. 33-2444	—	Dividend Reinvestment and Stock Purchase Plan of Bowater Incorporated	12/27/1985

Form S-3

No. 333-57839	—	Bowater Incorporated common stock offered in exchange for Exchangeable shares of Bowater Canada Inc.	7/24/1998

No. 333-62348	—	Bowater Incorporated common stock offered in exchange for Exchangeable shares of Bowater Canada Inc.	9/20/2001

No. 333-108166	—	Bowater Incorporated securities to be offered from time to time up to $750,000,000	3/12/2004

Form S-4

No. 333-74870	—	Exchange offer of Bowater Canada Finance Corporation 7.95% notes due 2011	12/10/2001

No. 333-108168	—	Exchange offer of Bowater Incorporated 6.5% notes due 2013	8/22/2003

Form S-8

No. 33-25166	—	Bowater Incorporated 1988 Stock Incentive Plan	10/27/1988

No. 33-50152	—	Bowater Incorporated 1992 Stock Incentive Plan	7/28/1992

No. 33-61219	—	The Deferred Compensation Plan for Outside Directors of Bowater Incorporated	7/21/1995

No. 333-41473	—	Bowater Incorporated 1997 Stock Option Plan	12/4/1997

No. 333-61236	—	Bowater Incorporated 2000 Stock Option Plan	5/18/2001

No. 333-89462	—	Bowater Incorporated Savings Plan	5/31/2002

No. 333-103797	—	Bowater Incorporated 2002 Stock Option Plan	3/13/2003

No. 333-129865	—	Bowater Incorporated Savings Plan	11/21/2005

No. 333-136338	—	Bowater Incorporated 2006 Stock Option and Restricted Stock Plan	8/4/2006

No. 333-138841	—	Bowater Incorporated Supplemental Retirement Savings Plan	11/20/2006
Our report with respect to the consolidated financial statements refers to the Company’s change in its method of quantifying errors in 2006, the change in its method of accounting for share-based payment in 2006, the change in its method of accounting for pensions and other postretirement benefit plans in 2006, and the change in its method of accounting for conditional asset retirement obligations in 2005.
/s/ KPMG LLP
Greenville, South Carolina
March 1, 2007